EXHIBIT 99.2
RISK FACTORS
The following information sets forth material risks and uncertainties that may affect our business, including our future financial and operational results. The risk factors indicated below, which were previously set forth in Part I, Item 1A, "Risk Factors," of Platform's Annual Report on Form 10-K, have been revised to reflect, among other things, the previously announced change to Platform's reportable business segment structure completed during the first quarter of 2015, and updated as of the date of this Current Report on Form 8-K to cover recent developments, including the previously-announced proposed acquisitions of the Electronic Chemicals and Photomasks businesses (collectively, the "OMG Businesses") of OM Group, Inc.'s (the "OMG Acquisition") and of Alent plc (the "Alent Acquisition"). Potential investors should carefully consider the risks and uncertainties included in this Current Report on Form 8-K before making an investment decision. The risks described below are not the only ones facing us. Additional risks that are currently unknown to us or that we currently consider to be immaterial may also impair our business or adversely affect our financial condition or results of operations.
Unless the context indicates otherwise, references to "Platform," "we," "us," "our," or "the Company" refer to Platform Specialty Products Corporation and its subsidiaries, collectively, for all periods subsequent to the acquisition of MacDermid, Incorporated, completed on October 31, 2013 (the "MacDermid Acquisition").
Risks Relating to Ownership of our Common Stock
We have numerous equity instruments outstanding that would require us to issue additional shares of common stock. Therefore, you may experience significant dilution of your ownership interests and the future issuance of additional shares of our common stock, or the anticipation of such issuances, could have an adverse effect on our stock price.
We have numerous equity instruments outstanding that would require us to issue additional shares of our common stock. Depending on the equity instrument, these additional shares may either be issued for no additional consideration or based on a fixed amount of additional consideration. Specifically, as of June 30, 2015, we had outstanding the following:

•	2,000,000 shares of Series A Preferred Stock which are convertible into shares of our common stock, on a one-for-one basis, at any time at the option of the holder;

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600,000 shares of Series B Convertible Preferred Stock, issued on February 13, 2015 in connection with the acquisition of Arysta LifeScience Limited ("Arysta"), completed on February 13, 2015 (the "Arysta Acquisition"), which are convertible into 22,107,590 shares of our common stock at any time at the option of the seller. Each share of Series B Convertible Preferred Stock that is not previously converted to common stock will be subject to automatic redemption on the first to occur of (a) October 20, 2016, or (b) certain mergers or consolidations, including a change of control of Platform, the sale of all or substantially all of the assets or subsidiaries of Platform or a bankruptcy or liquidation of Platform;

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8,212,950 exchange rights which require us to issue shares of our common stock in exchange for shares of common stock of Platform Delaware Holdings, Inc., one of our subsidiaries, on a one-for-one basis, at any time at the option of the holder, at 25% per year since October 31, 2014;

•	175,000 options which are exercisable to purchase shares of our common stock, on a one-for-one basis, at any time at the option of the holder; and

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909,973 Restricted Stock Units ("RSUs") which were granted to employees under the Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan, dated October 31, 2013, as amended (the "2013 Plan"). Each RSU represents a contingent right to receive one (1) share of our common stock.

We also have approximately 14,580,785 shares of our common stock currently available under our 2013 Plan (subject to increase in accordance with the terms of such plan) and an additional 5,152,849 shares of our common stock currently available under the Platform Specialty Products Corporation 2014 Employee Stock Purchase Plan, dated March 6, 2014.
In addition, the holders of our Series A Preferred Stock are entitled to receive dividends on their Series A Preferred Stock in the form of shares of our common stock. On December 31, 2014, we approved a stock dividend of 10,050,290 shares of our common stock with respect to the Series A Preferred Stock, which represented 20% of the appreciation of the market price of our common stock in excess of the $10.00 price per share in connection with our initial public offering completed on May 22, 2013 on the

London Stock Exchange (the "Initial Public Offering"), multiplied by the total shares offered in the Initial Public Offering. The dividend price was $22.85 (calculated based upon the average of the last ten trading days of the year’s volume weighted average share prices), and the shares were issued on January 2, 2015 based on the volume weighted average price of $23.16 on December 31, 2014. In subsequent years, the dividend amount will be calculated based on the appreciated stock price compared to the highest dividend price previously used in calculating the Series A Preferred Stock dividends. Such issuance of common stock as stock dividend could have a dilutive impact on, and reduce the value of, our outstanding common stock.
We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.
Our Board of Directors (the "Board") is authorized to create and issue one or more additional series of preferred stock, and, with respect to each series, to determine the number of shares constituting the series and the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, which may include dividend rights, conversion or exchange rights, voting rights, redemption rights and terms and liquidation preferences, without stockholder approval. If we create and issue one or more additional series of preferred stock, it could affect your rights or reduce the value of our outstanding common stock. Our Board could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects.
We cannot assure you that we will declare dividends or have the available cash to make dividend payments.
To the extent we intend to pay dividends on our common stock, we will pay such dividends at such times (if any) and in such amounts (if any) as our Board determines appropriate and in accordance with applicable law. We are also subject to certain restrictions in our financing arrangements which may prohibit or limit our ability to pay dividends. Additionally, for so long as any shares of Series B Convertible Preferred Stock are outstanding, no dividend or distribution may be declared or paid or set aside for payment on all or substantially all the outstanding shares of any other series of preferred stock, other than the Series A Preferred Stock, or common stock without the prior vote or written consent of the holders of at least a majority of the shares of Series B Convertible Preferred Stock then outstanding, voting separately as a single class. We therefore can give no assurance that we will be able to pay dividends going forward or as to the amount of such dividends, if any.
We operate as a holding company and our principal source of operating cash is income received from our subsidiaries.
We are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. As a result, we are dependent on the income generated by our subsidiaries to meet our expenses and operating cash requirements. The amount of distributions and dividends, if any, which may be paid to us from each of our subsidiaries will depend on many factors, including the results of operations and financial condition, limits on dividends under applicable law, such subsidiary's constitutional documents, documents governing any indebtedness of such subsidiary, and other factors which may be outside our control. If our subsidiaries are unable to generate sufficient cash flow, we may be unable to pay our expenses or make distributions and dividends on our shares of common stock.
We are governed by Delaware law, which has anti-takeover implications.
We are governed by Delaware law. The application of Delaware law to us may have the effect of deterring hostile takeover attempts or a change in control. In particular, Section 203 of the Delaware General Corporation Law imposes certain restrictions on merger, business combinations and other transactions between us and holders of 15% or more of our common stock. A Delaware corporation may opt out of that provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or by-laws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Volatility of our stock price could adversely affect our stockholders.
The market price of our common stock could fluctuate significantly as a result of:

•	quarterly variations in our operating results;

•	interest rate changes;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of management, securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning our Company or our industry in general;

•	operating and securities price performance of companies that investors deem comparable to us;

•	news reports and publication of research reports relating to our business or trends in our markets;

•	changes in laws and regulations affecting our businesses;

•	announcements or strategic developments, acquisitions and other material events by us or our competitors;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

•	adverse market reaction to any additional debt we incur in the future;

•	the failure to identify and complete acquisitions in the future or unexpected difficulties or developments related to the integration of recently completed, pending or future acquisitions;

•	actions by institutional stockholders;

•	general economic and political conditions such as recessions and acts of war or terrorism; and

•	the risk factors set forth in this Current Report on Form 8-K and other matters discussed herein.
Fluctuations in the price of our common stock could contribute to the loss of all or part of a stockholder’s investment in our Company. Many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of the financial condition, results of operations, business or prospects of us and our subsidiaries. There can be no assurance that the market price of our common stock will not fall in the future.
Future sales, or the perception of future sales, of our common stock may depress the price of our common stock.
If we or any of our stockholders sell a large number of shares of our common stock, or if we issue a large number of shares of common stock in connection with future acquisitions, financings or other circumstances, the market price of our common stock could decline significantly. Moreover, the perception in the public market that we or our stockholders might sell shares of common stock could depress the market price of those shares.
We cannot predict the size of future issuances of our shares of common stock or the effect, if any, that future issuances or sales of our shares will have on the market price of such shares. Sales of substantial amounts of our shares, including sales by significant stockholders, and shares issued in connection with any pending or future acquisition, or the perception that such sales could occur, may adversely affect prevailing market prices for our shares of common stock. Possible sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price we deem necessary or appropriate.
Risks Relating to our Business
We may not be able to finance and/or consummate our pending and any future acquisitions or successfully integrate such acquisitions into our business.
Part of our strategy is to grow through acquisitions. Consummating our pending and any future acquisitions or our failure to integrate such businesses successfully or realize the anticipated business opportunities and growth prospects from such acquisitions, could result in unanticipated expenses and losses and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our management may have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. In addition, it is possible that the integration process could result in the disruption of ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to achieve the anticipated benefits of any acquisition, including our pending acquisitions, and could harm our financial performance. Business relationships also may be subject to disruption due to acquisition activities as customers, suppliers and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, including our competitors. Realization of any benefits and cost synergies which we hope to achieve could be also affected by the factors described in other risk factors and a number of factors beyond our control, including, without limitation, general economic conditions, increased operating costs, the response of competitors and suppliers and regulatory developments. Accordingly, it is not possible to predict with certainty if or when any benefits or cost synergies we hope to achieve will occur, or the extent to which they actually will be achieved.
We anticipate that any future acquisitions we pursue as part of our business strategy may be financed through a combination of available cash on hand, operating cash flow, availability under our existing financing arrangements and new capital market offerings. We may not be successful in completing any equity or debt offering in order to fund our growing business, and therefore we may be required to seek a number of alternative financings. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and financial performance, which could materially adversely affect our financial condition and operations.
Our substantial indebtedness may adversely affect our cash flow and our ability to operate our business and fulfill our obligations under our indebtedness.
Our substantial indebtedness could have important consequences to you. For example, it could:

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, dividends, research and development efforts and other general corporate purposes;

•	increase the amount of our interest expense, because our borrowings are at variable rates of interest, which, if interest rates increase, would result in higher interest expense;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our ability to make strategic acquisitions, introduce new technologies or exploit business opportunities; and

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness.
In addition, the credit facilities available under our existing credit agreement, dated April 12, 2007, as amended and/or restated, and other agreements governing our outstanding debt contain covenants that restrict our operations. These covenants restrict, among other things, our ability to incur additional debt, grant liens, pay cash dividends, enter new lines of business, repurchase our shares of common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. These restrictions could limit our ability to plan for or react to market conditions, meet extraordinary capital needs or otherwise take actions that we believe are in our best interest.
Our ability to satisfy our debt obligations and to fund any planned capital expenditures, dividends and other cash needs will depend in part upon the future financial and operating performance of our subsidiaries and upon our ability to renew or refinance borrowings. Prevailing economic conditions and financial, business, competitive, legislative, regulatory and other factors, many of which are beyond our control, will affect our ability to make these payments.
If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness and could be required to seek waivers or amendments to our covenants, alternative sources of financing or reductions in expenditures. We may not be able to obtain such waivers, amendments or alternative financings, or if we obtain them, they may not be on terms favorable to us. If we are unable to make payments or refinance our debt or obtain waivers or new financing under these circumstances, we may consider other options, which, if necessary, may not be effected on commercially reasonable terms or at all, including:

•	sales of assets;

•	sales of equity;

•	reduction or delay of capital expenditures, strategic acquisitions, investments and alliances; or

•	negotiations with our lenders to restructure the applicable debt.
If we are unable to make payments or refinance our debt or obtain waivers or new financing and holders of indebtedness elect to declare all borrowed funds due and/or to terminate their commitments for future funding, those holders could exercise rights, including assuming control over our deposit accounts and/or commencing foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
We are exposed to intangible asset risk.
We have recorded intangible assets, including goodwill, in connection with the acquisition of Percival S.A., including its agrochemical business, Agriphar, on October 1, 2014 (the "Agriphar Acquisition"), the acquisition of the AgroSolutions business of Chemtura Corporation ("Chemtura") on November 3, 2014 (the "CAS Acquisition"), the Arysta Acquisition and the MacDermid Acquisition. Goodwill represents the excess of the acquisition cost over the amount of recognized identifiable assets and liabilities. We do not amortize goodwill and other intangible assets that have indefinite useful lives; rather, we periodically test them for impairment. Some of the developments which could cause impairment of goodwill or other intangible assets include the failure of a particular business to achieve its expected results of operations, the failure of an acquisition to perform as expected or the strengthening of the currency in which goodwill or another intangible asset has been recorded. Goodwill is tested for impairment at the reporting unit level annually, or when events or changes in circumstances indicate that goodwill might be impaired. Any impairment of goodwill may have an adverse effect on our results of operations.
Our business, results of operations and financial condition could be materially adversely affected by the loss of our executive officers and key employees and the inability to attract and retain appropriately qualified replacements.
Our business involves complex operations and therefore demands a management team and employee workforce that is knowledgeable and expert in many areas necessary for our operations. We are highly dependent on the continuing efforts of our executive officers, particularly Martin E. Franklin, our Founder and Chairman, and Daniel H. Leever, our Chief Executive Officer, who make up our “Office of the Chairman.” We believe these officers’ experience in the specialty chemical industry and/or our business has largely contributed to our recent strategic acquisitions of complementary businesses and is important to our future growth strategy. If one or more of our executive officers were to cease to be employed by us, or if we were unable to replace them in a timely manner, our business and operating results could be adversely affected.
As a company focused on manufacturing and highly technical customer service, we also rely on our ability to attract and retain skilled employees, including our specialized research and development and sales and service personnel, to maintain our efficient production processes, to drive innovation in our product offerings and to maintain our deep customer relationships. The departure of a significant number of our highly skilled employees or of one or more employees who hold key management positions could have an adverse impact on our operations, including customers choosing to follow an employee or manager to one of our competitors.
We may not realize all of the anticipated benefits from the implementation of our productivity initiatives.
Our productivity initiatives may reduce our workforce. Our decisions as to which reductions and eliminations to make as part of these operational restructuring initiatives may prove to be incorrect, and accordingly, we could adversely affect our ability to operate or grow our business, which may negatively impact our results of operations. Further, we may not realize all of the anticipated benefits from productivity initiatives in which we may engage in the future.
Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 ("Sarbanes Oxley"), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, new regulations of the Securities and Exchange Commission and market rules of the New York Stock Exchange (the "NYSE"), are creating uncertainty for public companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.
In addition, compliance with Section 404 of Sarbanes-Oxley and the related regulations regarding our required assessment of our internal controls over financial reporting and our registered public accounting firm’s future audit of that assessment will require the commitment of significant financial and managerial resources, which could have a material adverse effect on our financial position and operating results. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may also be harmed.
If we fail to remediate the material weakness identified in our internal control over financial reporting, or are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial and operating reporting may be adversely affected.
Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended. As will be further disclosed in Part I, Item 4 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, we identified a material weakness during the second quarter of 2015 in our internal control over financial reporting related to the lack of a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of U.S. GAAP, specifically with respect to accounting for newly acquired businesses and non-routine transactions. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of the material weakness which we identified, our management concluded that our internal controls over financial reporting were not effective. We have taken steps to remediate this material weakness and to improve otherwise our internal control over financial reporting. We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weakness we have identified or avoid potential future material weaknesses. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future or we are not able to comply with the requirements of Section 404 of Sarbanes-Oxley in a timely manner, our financial statements for one or more periods may contain material misstatements and we could be required to restate our financial statements, which may have a material adverse effect on our stock price and our ability to access the capital and lending markets. In addition, as we no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, Section 404 of Sarbanes Oxley requires, commencing with our annual report on Form 10-K for fiscal year 2015, a report by our independent registered public accounting firm that addresses the effectiveness of our internal control over financial reporting. If our independent registered public accounting firm issues an adverse opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the reliability of our financial statements and the effectiveness of our internal controls, which may negatively impact our stock price.
We expect the regulations to increase our legal and financial compliance costs, make it more difficult to attract and retain qualified executive officers and members of our Board, particularly to serve on our audit committee, and make some activities more difficult, time consuming and costly. Testing and maintaining internal control can also divert management’s attention from other matters that are important to the operation of our business.
Our substantial international operations subject us to risks not faced by domestic competitors.
Sales from international markets represent an increasing portion of our net sales. Accordingly, our business is subject to increasing risks related to the different legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent to our international operations include the following:

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foreign customers and distributors may have increased credit risk and different financial conditions, which may necessitate longer payment cycles of accounts receivable or result in increased bad debt write-offs (including due to bankruptcy) or additions to reserves;

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foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs, duties, export controls, import restrictions or adopt other restrictions on foreign trade or investment, including currency exchange controls;

•	foreign exchange controls may delay, restrict or prohibit the repatriation of funds, and any restrictions on the repatriation of funds may result in adverse tax consequences and tax inefficiencies;

•	export licenses may be difficult to obtain, and the transportation of our products may be delayed or interrupted;

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general economic and political conditions in the countries in which we operate, including fluctuations in gross domestic product, interest rates, market demand, labor costs and other factors beyond our control, could have an adverse effect on our net sales in those countries; and

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unexpected adverse changes in foreign laws or in foreign regulatory requirements may occur, including in laws or regulatory requirements pertaining to employee benefits, environmental, health and safety.

We also may face difficulties managing and administering an internationally dispersed business. In particular, the management of our personnel across many countries can present legal, logistical and managerial challenges. Additionally, international operations present challenges related to operating under different business cultures and languages. Our overall success as a global business depends, in part, upon our ability to succeed in different legal, regulatory, economic, social and political conditions.
We have made investments in, and are expanding our business into, emerging markets and biosolutions, which exposes us to certain risks.
Our markets continue to shift from more industrialized markets towards emerging markets which require us to respond to rapid changes in market conditions in these countries. As a result, we may be subject to a variety of risks including economies that may be dependent on only a few products (and therefore subject to significant fluctuations), consumers with limited or fluctuating discretionary spending on which the end users of our products depend, weak legal systems which may affect our ability to enforce our intellectual property and contractual rights, exchange controls, unstable governments and privatization, changes in customs or tax regimes, or other government actions affecting the flow of goods and currency. Accordingly, changes in any of those areas may have significant negative impacts on our financial condition and operating results.
In addition, our investments in biosolutions are risky and may not be profitable. While certain biosolutions products have been in the market for years, biosolutions as a whole is a new and evolving area of industry without a history against which to measure growth and without an established presence in most markets. Biosolutions products work most effectively when used in combination with agrochemicals and have been used as standalone applications in areas of low pest pressure. The demand for biosolutions products is increasingly driven by the desire to increase agricultural yield and quality, coupled with heightened public concern relating to residue on crops for human consumption and feed for animals as well as public demand for new and innovative ways to address crop risks. As with any growing, evolving industry, there is a risk that adoption will not be as robust as we expect. In such circumstances, we may not achieve the anticipated level of returns on our investment in biosolutions, which could materially adversely affect our reputation, financial condition and results of operations.
We are exposed to fluctuations in foreign exchange rates, which may adversely affect our operating results and may significantly affect the comparability of our results between financial periods.
Because we do not manage our foreign currency exposure in a manner that would eliminate the effects of changes in foreign exchange rates on our net sales, cash flows and reported amount of assets and liabilities, our financial performance can be positively or negatively impacted by changes in foreign exchange rates in any given reporting period. Besides currency translation risks, we incur currency transaction risk whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from their functional currency. Given the volatility of exchange rates, we cannot assure you that we will be able to effectively manage our currency transaction or translation risks or that any volatility in currency exchange rates will not have an adverse effect on our financial condition or results of operations.
The loss of independent distributors, contract manufacturers or key customers or suppliers could adversely affect our overall sales and profitability.
In our Performance Applications segment, we have key customers, the loss of which may impair our results of operations for the affected earnings periods. The principal products purchased by such customers are surface finishing chemicals and solid sheet printing elements. In addition, we use a variety of specialty and commodity chemicals in our manufacturing processes. Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. We typically purchase our major raw materials on a contract or as needed basis from outside sources. The availability and prices of raw materials may be subject to curtailment or change due to, among other things, the financial stability of our suppliers, suppliers’ allocations to other purchasers, interruptions in production by suppliers, new laws or regulations, changes in exchange rates and worldwide price levels (especially for raw materials derived from petrochemical based feedstocks). In some cases, we are limited in our ability to purchase certain raw materials from other suppliers by our supply agreements which contain certain minimum purchase requirements. Additionally, as our supply contracts expire, we may not be able to renew such contracts on terms favorable to us. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increase significantly.
In our Agricultural Solutions segment, we rely on unaffiliated contract manufacturers, both domestically and internationally, to produce certain products or key components of products. There is limited available manufacturing capacity that meets our quality standards and regulatory requirements. If we are unable to arrange for sufficient production capacity among our contract manufacturers or if our contract manufacturers encounter production, quality, financial, or other difficulties (including labor or geopolitical disturbances), we may encounter difficulty in meeting customer demands as the manufacture of our products may not be easily transferable to other sites. In addition, many of our products are developed or distributed through strategic partnerships. Some of our existing formulated products and others currently under development include combinations of proprietary active ingredients ("AIs") or combinations of AIs with proprietary safeners or adjuvants. Some of these proprietary AIs, safeners, and adjuvants are owned by third parties, and the development and commercialization of such products are carried out through contractual strategic arrangements with such third parties. We may also be dependent on a limited number of key suppliers for AIs. We strive to maintain multiple supply sources for each AI; however, in some instances, there is only a single registered source of AIs for certain important products. In addition, we generally do not have long-term supply contracts with AI suppliers for our regional portfolio. If our sources of AI supplies are terminated or affected by adverse prices or other concerns, we may not be able to identify alternate sources of AI supplies to sustain our sales volumes on commercially reasonable terms, or at all. As a general matter, strategic partnerships ultimately may not lead to development, registration or commercialization of products or product candidates in the most efficient manner, or at all, which could have an adverse material effect on our business, financial results, and results of operations.
We also rely on independent distributors within each segment to distribute our products and to assist us with the marketing and sale of certain of our products. There can be no assurance that our distributors will focus adequate resources on selling our products to end users, or will be successful in selling our products, which could materially adversely affect our business.
If we are unable to protect our intellectual property rights, our business and results of operations could be adversely affected.
Our success depends to a significant degree upon our ability to protect and preserve our intellectual property rights and the rights to our proprietary processes, methods, compounds and other technology. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies. We rely on commonly used legal and business protections, but we may be unable to prevent third parties from using our intellectual property and other proprietary information without our authorization, particularly in countries where the laws do not protect our proprietary rights to the same degree as in the United States. In addition, a vigorous prosecution of an infringement claim is not always cost effective or practical.
In some cases, we rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally will enter into confidentiality agreements with our employees and third parties to protect our intellectual property, our confidentiality agreements could be breached and may not provide meaningful protection for our trade secrets or proprietary manufacturing expertise.
In addition, we rely on both registered and unregistered trademarks to protect our name and brands. Failure by us to adequately maintain the quality of our products and services associated with our trademarks or any loss to the distinctiveness of our trademarks may cause us to lose certain trademark protection. Further, competitors may infringe our trademarks, potentially resulting in litigation.
The failure to protect our intellectual property and other proprietary information (including unsuccessful enforcement proceedings) could have a material adverse effect on our competitive advantages and/or our business, results of operations and share price.
We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.
We seek to improve our business processes and develop new products and applications. Many of our competitors have a substantial amount of intellectual property that we must continually monitor to avoid infringement. We may experience claims that our processes and products infringe issued patents (whether present or future) or other intellectual property rights belonging to others. From time to time, we oppose patent applications that we consider overbroad or otherwise invalid in order to maintain the ability to operate freely in our various business lines without the risk of being sued for patent infringement. If, however, patents are subsequently issued on any such applications by other parties, or if patents belonging to others already exist that cover our products, processes or technologies, we could experience claims for infringement or have to take other remedial or curative actions to continue our production and sales activities with respect to one or more products. Further, intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business.
In addition, many of our products directly or indirectly provide critical performance attributes. Our sale of those products therefore involves the risk of product liability claims. If a person were to bring a product liability suit against one of our customers, that customer may attempt to seek contribution from us. A person may also bring a product liability claim directly against us. A successful product liability claim or series of claims against us in excess of our insurance coverage for payments could have a material adverse effect on our financial condition or results of operations. While we endeavor to protect ourselves from such claims and exposures in our contractual negotiations (including through indemnification provisions), we cannot assure you that our efforts in this regard will ultimately protect us from any such claims.
We depend upon our information technology systems, which if do not perform adequately may disrupt our business operations.
Our business operations could be disrupted if our information technology systems fail to perform adequately. The efficient operation of our business depends on our information technology systems, some of which are managed by third-party service providers. We rely on our information technology systems to effectively manage our business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing our business and results of operations to suffer. In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and viruses. Any such damage or interruption could have a material adverse effect on our business.
Our net sales and gross profit have varied depending on our product, customer and geographic mix for any given period, which makes it difficult to forecast future operating results.
Our net sales and gross profit vary among our products and customer groups and markets, and therefore may be different in future periods from historic or current periods. Overall gross profit margins in any given period are dependent in large part on the product and customer and geographic mix reflected in that period’s net sales.
Market trends, competitive pressures, commoditization of products, increased component or shipping costs, regulatory conditions, severe weather and other factors may result in reductions in revenue or pressure on the gross profit margins of certain segments in a given period.
The varying nature of our product, customer and geographic mix between periods, including the historically seasonable nature of our agrochemical operations, has materially impacted our net sales and gross profit between periods during certain recessionary times and may lead to difficulties in measuring the potential impact of market, regulatory and other factors on our business. As a result, we may be challenged in our ability to forecast our future operating results.
Further, potential future business acquisitions can compound the difficulty in making comparisons between prior, current and future periods because acquisitions, which are not ordinary course events, also affect our gross profit margins and our overall operating results.
Seasonality, as well as adverse weather conditions, may cause fluctuations in the revenue and operating results of our Agricultural Solutions business.
Our agrochemical operations are seasonal, with a greater portion of total net revenue and operating income occurring in the second and fourth quarters. As a result of seasonality, any factors that would negatively affect our second and fourth quarter results in any year, including severe weather conditions and natural disasters that affect decisions by our customers and end-users about the types and amounts of agrochemicals and biosolutions products to purchase and the timing of use of such products, could have an adverse impact on the results of operations, financial condition and results of operations of our Agricultural Solutions business for the entire year.
Sales volumes for agrochemical products, like all agricultural products, are subject to the sector’s dependency on weather, disease and pest infestation conditions. Adverse weather conditions and natural disasters such as storms, hurricanes, tsunamis, hail, tornadoes, freezing conditions, extreme heat, drought and floods in a particular region could have a material adverse effect on our Agricultural Solutions business. The agricultural industry, including our Agricultural Solutions business, may also be adversely affected by global climate change and its impact on weather conditions such as changes in precipitation patterns and the increased frequency of extreme weather events.
We face intense competition, and our failure to compete successfully may have an adverse effect on our net sales, gross profit and financial condition.
We encounter competition from numerous and varied competitors in all areas of our businesses. Many of our competitors have longer operating histories, significantly greater resources, greater brand recognition, and a larger base of customers than us in one or more of the markets in which they sell their products. As a result, such competitors may be able to devote greater resources to the research and development, manufacturing, formulation, promotion, or sale of their products, receive greater resources and support from independent distributors, initiate or withstand substantial price competition, or more readily take advantage of acquisition or other opportunities.
We compete primarily on the basis of quality, technology, performance, reliability, brand, reputation, range of products, and service and support. The competitive landscape for biosolutions is less well-established than for agrochemicals because it is a newer and less mature area that remains in development. We compete with biosolutions providers that have similar product claims and offer potential functional substitutes for our products. Customer education and corresponding demand creation is a critical element of competing within the biosolutions sector. We expect our competitors to continue to develop and introduce new products and to enhance their existing products, which may cause a decline in market acceptance of our products. Our competitors may also improve their manufacturing processes or expand their manufacturing capacity, which could make it more difficult or expensive for us to compete successfully. In addition, our competitors could enter into exclusive arrangements with our existing or potential customers or suppliers, which could limit our ability, or significantly increase costs, to acquire necessary raw materials or to generate sales. At the same time, an increasing number of our products are coming off patent and are thus available to generic manufacturers to produce. As a result, we anticipate that we will continue to face new and different competitive challenges.
In addition, our operating results are influenced in part by our ability to introduce new products and services that offer distinct value to our customers. We seek to provide tailored products for our customers’ often unique problems, which require an ongoing level of innovation. Even where we devote significant human and financial resources to develop new technologically advanced products and services, we may not be successful in these efforts. If we are not able to continue technological innovation and successful commercial introduction of new products, our customers may turn to other producers to meet their requirements, which may impact our business, financial condition and results of operations.
Conditions in the global economy may directly adversely affect our net sales, gross profit and financial condition and may result in delays or reductions in our spending that could have a material adverse effect on us.
Our products are sold in industries that are sensitive to changes in general economic conditions, including agriculture, metals and plastics finishings, electronics, oil production and drilling and graphic arts industries. Accordingly, our net sales, gross profit and financial condition depend significantly on general economic conditions and the demand for our products and services in the markets in which we compete. A delay or a reduction in customer spending due to an economic downturn would reduce demand for our products and services and, consequently, could have a material adverse effect on our business, financial condition and results of operations.
Our specialty chemical industry and printing businesses are significantly influenced by industry trends and characteristics, which may cause significant fluctuations in our results of operations and cash flows and have a material adverse effect on our financial condition.
We believe that the specialty chemical industry and the printing industry are cyclical and subject to constant and rapid technological change, product obsolescence, price erosion, evolving standards, short product lifecycles, raw material price fluctuations and changes in product supply and demand. The specialty chemical industry is currently being affected by globalization and a shift in customers’ businesses while the printing industry is currently shrinking. The trends and characteristics in these industries may cause significant fluctuations in our results of operations and cash flows and have a material adverse effect on our financial condition.
Our specialty chemicals are used for a broad range of applications by our customers. Changes, including technological changes, in our customers’ products or processes may make our specialty chemicals unnecessary, which would reduce the demand for those chemicals. We have had, and may continue to have, customers that find alternative materials or processes and therefore no longer require our products, which would have a material adverse effect on our business, financial condition and results of operations.
Chemical manufacturing is inherently hazardous and could result in accidents that disrupt our operations or expose us to significant losses or liabilities.
The hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes are inherent in our operations. Potential risks include explosions and fires, chemical spills and other discharges or releases of toxic or hazardous substances or gases, and pipeline and storage tank leaks and ruptures. Those hazards may result in personal injury and loss of life, damage to property and contamination of the environment, which may result in a suspension of operations and the imposition of civil or criminal fines, penalties and other sanctions, cleanup costs, and claims by governmental entities or third parties. We are dependent on the continued operation of our production facilities (including third parties manufacturing on a tolling basis), and the loss or shutdown of operations over an extended period could have a material adverse effect on our financial condition and results of operations.
We may incur material costs relating to environmental and health and safety requirements or liabilities, which could have a negative impact on our results of operations and cash flows.
We are subject to extensive federal, state, local and foreign environmental, health and safety laws and regulations concerning the environment and the generation, use, handling, storage, transportation, treatment and disposal of hazardous waste and other materials. Our operations bear the risk of violations of those laws and sanctions for violations such as clean-up and removal costs, long-term monitoring and maintenance costs, costs of waste disposal, fines for natural resource damage, and payments for property damage and personal injury. Additionally, those requirements, and enforcement of those requirements, may become more stringent in the future. The ultimate cost of compliance with any such requirements could be material. In the past, we have incurred, and will in the future incur, significant costs and capital expenditures in complying with environmental, health and safety laws and regulations. Although it is our policy to comply with such laws and regulations, it is possible that we have not been or may not be at all times in compliance with all of those requirements.
Many of our products and the AIs incorporated in our products are inherently hazardous. Our research and development, manufacturing, formulating and packaging activities involve the use of hazardous materials and the generation of hazardous waste. We cannot eliminate the risk of accidental contamination, discharge or injury resulting from those materials. Also, our suppliers or contract manufacturers may use and/or generate hazardous materials in connection with producing our products. We may be required to indemnify our suppliers, contract manufacturers or waste disposal contractors against damages and other liabilities arising out of the production, handling or storage of our products or raw materials or the disposal of related wastes. As a result, we could in the future incur significant liabilities, including cleanup costs, fines and sanctions and third-party claims for property or natural resource damages or personal injuries.
At any given time, we may be involved in claims, litigation, administrative proceedings, settlements and investigations of various types in a number of jurisdictions involving potential environmental liabilities. Liability under some environmental laws relating to contaminated sites can be joint and several and imposed retroactively, regardless of fault or the legality of the activities that gave rise to the contamination. Some of our formulating and manufacturing facilities have an extended history of chemical formulating and manufacturing operations or other industrial activities, and contaminants have been detected at some of our sites and offsite disposal locations. Ultimate environmental costs are difficult to predict and may vary from current estimates and reserves. The discovery of additional contaminants, the inability or failure of other liable parties to satisfy their obligations, the imposition of additional cleanup obligations, or the commencement of related third-party claims could result in significant additional costs.
Our offshore oil industry products are subject to the hazards inherent in the offshore oil production and drilling industry, and we may incur substantial liabilities or losses as a result of these hazards.
We produce water-based hydraulic control fluids for major oil companies and drilling contractors to be used for potentially hazardous offshore deep water production and drilling applications. Offshore deep water oil production and drilling are subject to hazards that include blowouts, explosions, fires, collisions, capsizing, sinking and damage or loss to pipeline, subsea or other facilities from severe weather conditions. Those hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. A catastrophic occurrence at a location where our products are used may expose us to substantial liability for personal injury, wrongful death, product liability or commercial claims. To the extent available, we maintain insurance coverage that we believe is customary in our industry. Such insurance does not, however, provide coverage for all liabilities, and we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to maintain adequate insurance at rates we consider reasonable. The occurrence of a significant offshore deep water oil production or drilling event that results in liability to us that is not fully insured could materially and adversely affect our results of operations and financial condition.
Historically, we have contested significant tax assessments and we are likely to contest additional tax assessments in the future.
Historically, we have had a large and complex international tax profile. From time to time, certain of our subsidiaries have received tax assessments for significant amounts from the tax authorities of the countries in which they operate, especially in Brazil. We are currently contesting tax assessments in several administrative and legal proceedings, and our challenges are at various stages.

If determined adversely, these proceedings may have an adverse impact on our business, results of operations or financial condition. In addition, in some jurisdictions, challenges to tax assessments require the posting of a bond or security for the contested amount, which may reduce our flexibility in operating our agrochemicals business.
In addition, we are subject to income taxes in numerous jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes, income taxes payable, and net deferred tax position. There are many transactions where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related litigation could be materially different from that which is reflected in our historical financial statements. An audit or litigation can result in significant additional income taxes payable in the jurisdictions in which we operate which could have an adverse impact on our financial condition and results of operations.
Failure to comply with the Foreign Corrupt Practices Act of 1977 ("FCPA") and other similar anti-corruption laws could subject us to penalties and damage our reputation.
We are subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from making corrupt payments to foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment, and requires companies to maintain certain policies and procedures. Certain of the jurisdictions in which we conduct business are at a heightened risk for corruption, extortion, bribery, pay-offs, theft and other improper practices. Under the FCPA, U.S. companies may be held liable for actions taken by their strategic or local partners or representatives. If we, or our intermediaries, fail to comply with the requirements of the FCPA, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.
Our products are subject to numerous, complex government regulations dealing with the production and sale of chemicals and compliance with these regulations could require us to incur additional costs or to reformulate or discontinue certain of our products.
We, our business, our products and our customers’ products are subject to regulation by many U.S. and non-U.S. supranational, national, federal, state and local governmental authorities. Regulations include customs, imports and international trade laws, export control, antitrust laws, environmental, global climate change, health and safety requirements and zoning and occupancy laws that regulate manufacturers generally or govern the importation, promotion and sale of our products, the operation of factories and warehouse facilities and our relationship with our customers, suppliers and competitors. Our products and manufacturing processes are also subject to ongoing reviews by certain governmental authorities.
Numerous laws regulating the production and marketing of chemical substances govern us. Dozens of substances manufactured, imported, and used by us are regulated under the European Union REACH (Registration, Evaluation, Authorization, and Restriction of Chemicals) regulation and similar laws in other jurisdictions. We will need to submit a registration for many of these substances between now and June 1, 2018, and the costs associated with these registrations could be substantial. In addition, we expect to be impacted by the REACH regulation’s Substances of Very High Concern (SVHC) program; such impacts could include a need to discontinue certain products and to reformulate others, and, therefore, could materially alter our product lines or otherwise have a material adverse effect on our results of operations. Some of the laws and regulations applicable to us have changed in recent years to impose new obligations that could also force us to reformulate or discontinue certain of our products. As one example, European Union laws are now requiring a regulatory assessment of plant protection products which contain an active ingredient listed as a “candidate for substitution”; based on this assessment, the European Commission or an individual member state may decide not to authorize the product for continued sale. To comply with these laws, we may need to alter our product lines, which could lead to a material adverse effect on our results of operations.
Our agrochemical and biosolutions products are subject to technical review and approval by government authorities in each country where we wish to sell our products. The regulatory requirements are complex and vary from country to country. They are also subject to frequent changes as new data requirements arise in response to scientific developments. There is a general international consensus as evidenced, for example, by the standards and guidelines issued by the Organization for Economic Co-operation and Development, or OECD, on the data needed in order to evaluate the safety of agrochemicals and biosolutions products before they can be placed on the market. In addition, in all regions of the world, directives, laws and/or regulations require the approval of agrochemical products before they can be sold into commerce. The approval process, referred to as “registration,” varies from country to country, but in general, all processes are complex and mandate periodic product reviews, referred to as “re-registration,” which can often result in the requirement to generate new data and could result in either restrictions being placed on the permissible uses of the product going forward or in a refusal by the relevant government authority to grant a re-registration for the product altogether. Notably, scientific developments often result in new data requirements under these regulatory directives, laws and/or regulations, thereby impacting both the scope and timing of the process as well as the likelihood of a registration or re-registration being granted by the relevant government authority. Globally, a large number of AIs in our agrochemical products are currently or will soon be subject to such re-registration processes which may result in products having their approval for sale withdrawn in some countries. We cannot assure you that registrations will be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain those registrations, would adversely affect our ability to generate revenue from those products.
We may be unable to ensure compliance with international trade restrictions and economic sanctions laws and regulations, which could adversely affect our business, results of operations, and financial condition.
We have operations, assets and/or make sales in countries all over the world, including countries that are or may become the target of the United States and other countries’ trade restrictions, including economic sanctions, which we refer to collectively as “Economic Sanctions Laws.” Economic Sanctions Laws are complex and change with time as international relationships and confrontations between and among nations evolve. For example, the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. State Department administer certain laws and regulations that impose penalties upon U.S. persons and, in some instances, non-U.S. entities, for conducting activities or transacting business with certain countries, governments, entities, or individuals subject to U.S. Economic Sanctions Laws. Given the breadth of our international operations and the scope of our sales globally, including via third party distributors over whom we may have limited or no control, coupled with the complexity and ever-changing nature of Economic Sanctions Laws, there can be no assurance that we will at all times be in full compliance. If we fail to comply with Economic Sanctions Laws, actions could be taken against us that could materially and adversely affect our reputation or have a material and adverse effect on our business, results of operations and financial condition.
Risks Relating to the Proposed OMG and Alent Acquisitions
Delays to completion or failure to consummate either the OMG Acquisition or the Alent Acquisition could negatively impact our share price and our future business and financial results.
There can be no assurance that the proposed OMG Acquisition and Alent Acquisition will close, or be completed in their respective time frame or on the terms or in the manner currently anticipated for each of them, as a result of a number of factors including, among other things, the failure of one or more conditions to closing or the acceptance by OMG Group, Inc. ("OMG") or Alent plc ("Alent") of an alternate transaction. Any delay to the completion of the OMG Acquisition or the Alent Acquisition could, among other things, result in additional transaction costs, loss of revenue or other negative effects resulting from the uncertainty regarding the completion of any such acquisitions.
In addition, if the merger agreement in the OMG Acquisition is terminated due to our or the failure of affiliates of Apollo Global Management, LLC (collectively and each individually referred to herein as “Apollo”) to obtain financing for their respective transactions (and under certain other limited circumstances), (i) we and Apollo will be required to pay OMG a pro rata portion of a reverse termination fee to OMG equal to $62.7 million (and the party responsible for such termination of the merger agreement will be required to reimburse the other party for its or their pro rata portion of the amount paid to OMG) and (ii) the party responsible for such termination of the merger agreement will be required to reimburse the other party for its fees and expenses up to $7.5 million. If the Alent Acquisition is not consummated, we may be required to pay to Alent certain costs and expenses relating to the Alent Acquisition, including a break-up fee of £27 million in the event we invoke a regulatory approvals condition on or prior to July 13, 2016 or where certain regulatory approvals conditions are not satisfied or waived on July 13, 2016, as further provided in the co-operation agreement with Alent.
If we are unable to finance the Alent Acquisition on favorable terms, our results of operations and financial conditions could be materially adversely affected.
The Alent Acquisition may be funded from a variety of sources, including through the proceeds of an issue of equity, from available cash and cash equivalents, borrowings under our Credit Facilities, alternative debt financing and/or, if necessary, a $1.875 billion interim facility letter which we entered into in connection with the Alent Acquisition.  We cannot guarantee that we will be able to secure sufficient alternative financing on favorable terms, or at all, and accordingly may use the interim facility letter to fund all or a portion of the cash consideration for this acquisition.  If we are unable to secure such alternative financing, the terms of the interim facility would be more costly than our existing debt obligations.
The due diligence undertaken in connection with each of the OMG Acquisition and the Alent Acquisition may not have revealed all relevant considerations or liabilities of the OMG Businesses or of Alent, which could have a material adverse effect on our financial condition or results of operations.

There can be no assurance that the due diligence undertaken by us in connection with each of the OMG Acquisition and the Alent Acquisition has revealed all relevant facts that may be necessary to evaluate such acquisitions. Furthermore, the information provided during due diligence may have been incomplete or inadequate. As part of the due diligence process, we have also made subjective judgments regarding the results of operations, financial condition and prospects of Platform as a combined company. If the due diligence investigation has failed to correctly identify material issues and liabilities that may be present in the OMG Businesses and/or Alent, or if we consider any identified material risks to be commercially acceptable relative to the opportunity, we may incur substantial impairment charges or other losses following the OMG Acquisition or the Alent Acquisition. In addition, we may be subject to significant, previously undisclosed liabilities of the OMG Businesses and/or Alent that were not identified during due diligence and which could contribute to poor operational performance and have a material adverse effect on our financial condition and results of operations.
Upon successful consummation of the proposed Alent Acquisition, we will be more exposed to currency exchange rate fluctuations as there will be an increased proportion of assets, liabilities and earnings denominated in foreign currencies.
If the proposed Alent Acquisition is successfully consummated, the financial results of the consolidated company will be more exposed to currency exchange rate fluctuations and an increased proportion of assets, liabilities and earnings will be denominated in non-U.S. dollar currencies. The consolidated company will present its financial statements in U.S. dollars and will have a significant proportion of net assets and income in non-U.S. dollar currencies, including the euro, pounds sterling and Chinese renminbi. The consolidated company’s financial results and capital ratios will therefore be more sensitive to movements in foreign exchange rates. A depreciation of non-U.S. dollar currencies relative to the U.S. dollar could have an adverse impact on the consolidated company’s financial results.
Even if a material adverse change to Alent’s business or prospects were to occur prior to the closing of the Alent Acquisition, in certain circumstances, we may not be able to invoke the offer conditions and terminate the Alent Acquisition, which could reduce the value of our common stock.
The proposed Alent Acquisition is subject to a number of closing conditions, including that there be no material adverse change in the business, assets, financial or trading position or profits or prospects of Alent. Under the U.K. City Code on Takeovers and Mergers (the "U.K. Takeover Code"), subject to certain exceptions (e.g., failure to obtain approval of the scheme of arrangement by Alent shareholders and the U.K. court, or failure to obtain the authorization of the NYSE in respect of the listing of the shares of our common stock to be issued in connection with the partial share alternative). If any of the closing conditions of the Alent Acquisition arenot satisfied, the U.K. Panel on Takeovers and Mergers may not allow us to invoke such condition unless it is satisfied that the circumstances were of material significance to Platform in the context of the Alent Acquisition. In the event the U.K. Panel on Takeovers and Mergers is not willing to allow a condition to be invoked, then we would have to proceed with the Alent Acquisition, even if we no longer wished to do so. As such, certain of the closing conditions of the Alent Acquisition, including the material adverse change condition, may provide us with less protection than the customary conditions in an offer for a U.S. domestic company.
The U.K. Takeover Code restricts Platform’s ability to cause Alent to consummate the Alent Acquisition and limits the relief Platform may obtain in the event Alent’s board of directors withdraws its support of the Alent Acquisition.
The U.K. Takeover Code limits the contractual commitments that may be obtained from Alent to take actions in furtherance of the Alent Acquisition, and Alent’s board of directors may, if its fiduciary and other directors’ duties so require, withdraw its recommendation in support of the Alent Acquisition, and withdraw the scheme of arrangement under the U.K. Companies Act 2006, as amended, at any time prior to the scheme of arrangement becoming effective. In such circumstances, the U.K. Takeover Code does not permit Alent to pay break-up fees to Platform, nor can Alent be subject to any restrictions on soliciting or negotiating other offers or transactions involving Alent other than the restrictions that arise under the U.K. Takeover Code against undertaking actions or entering into agreements, which might frustrate Platform’s recommended offer for Alent.